Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this
“Waiver”) dated as of December 26, 2012, is by and among AMERICAN MIDSTREAM, LLC, a Delaware limited liability company (the “Borrower”), AMERICAN MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“Parent”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (the “Lenders”), and the Lenders party hereto.

R E C I T A L S

A.The Borrower, Parent, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Credit Agreement dated as of August 1, 2011, as amended by that certain First Amendment to Credit Agreement dated as of November 15, 2011, and that certain Second Amendment to Credit Agreement dated as of June 27, 2012 (the “Credit Agreement”), pursuant to which the Lenders have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrower.

B.The Borrower has requested that compliance with Section 7.19(b) (Consolidated Total Leverage Ratio) of the Credit Agreement be waived for the fiscal quarter ending December 31, 2012, subject to the limitations and conditions set forth herein.

C.The Borrower, Parent, the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as more fully described herein.

D.The Lenders signatory hereto and the Administrative Agent are willing to consent to each of such waiver and such amendment under the Credit Agreement, in each case, as more fully described herein, and upon satisfaction of the conditions set forth herein, this Waiver shall become effective.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms.    Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Waiver refer to articles and sections of the Credit Agreement.

Section 2.    Waivers to Credit Agreement as of the Amendment and Waiver Effective Date. As of the Amendment and Waiver Effective Date, the Lenders agree to waive Parent and Borrower’s compliance with Section 7.19(b) of the Credit Agreement (Consolidated Total Leverage Ratio) as

of the end of the fiscal quarter ending December 31, 2012; provided, that, such waiver shall immediately be void and of no further force and effect if either (a) the Consolidated Total Leverage Ratio is greater than 4.50 to 1.00 as of January 31, 2013, utilizing for purposes of such calculation Consolidated Total Indebtedness as of January 31, 2013 and Consolidated EBITDA for the period of four fiscal quarters ending December 31, 2012 or (b) Parent and Borrower have not delivered a certificate in form and substance reasonably satisfactory to the Administrative Agent by February 11, 2013, demonstrating that such Consolidated Total Leverage Ratio (as so calculated) was not greater than 4.50 to 1.00 as of January 31, 2013.

Section 3.    Amendments to Credit Agreement as of the Amendment and Waiver Effective Date.    As of the Amendment and Waiver Effective Date, the Credit Agreement is amended as follows:

3.1    Amendment to Section 1.01 (Defined Terms). The following definition is hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate:

“Leverage Condition Period” has the meaning specified in Section 6.01(c). ”

3.2    Amendment to Section 6.01.    Section 6.01 of the Credit Agreement is hereby amended by adding a new clause (c) thereto as follows:

“ (c) as soon as available, but in any event within 30 days after the end of each calendar month of each fiscal year of Parent (other than any calendar month that is the last calendar month of a given fiscal quarter), commencing with the calendar month ending January 31, 2013, a statement of consolidated revenue, consolidated gross margin, consolidated EBITDA, consolidated discounted cash flow and Capital Expenditures of Parent and its Subsidiaries for such calendar month and for the portion of Parent’s fiscal year then ended, and a statement of Consolidated Total Indebtedness as at the end of such calendar month, all in reasonable detail and in a form reasonably satisfactory to the Administrative Agent, such statements to be certified by a Responsible Officer of the General Partner as fairly presenting in all material respects (to the extent of the information set forth therein) the financial condition of Parent and its Subsidiaries; provided that Parent and the Borrower shall only be required to provide financial statements pursuant to this clause (c) for calendar months ending after December 31, 2013 if, at the end of any such calendar month, the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) showed a Consolidated Total Leverage Ratio in excess of 4.00 to 1.00, or Parent and the Borrower, or the Administrative Agent by notice to the Borrower, otherwise reasonably believe that the Consolidated Total Leverage Ratio as of the end of the most recently ended fiscal quarter was in excess of 4.00 to 1.00 (any period of time during which Parent and the Borrower are required to deliver financial statements pursuant to this proviso, a “Leverage Condition Period”).”

3.3    Amendment to Section 6.02(l). Section 6.02(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) (i) for all calendar months ending during 2013 and any other calendar month ending during a Leverage Condition Period (other than, in each case, any calendar month that is the last calendar month of a given fiscal quarter), within 30 days after and as of the end of each such calendar month, a report certified by Responsible Officer of the Borrower as to the volume of Hydrocarbons transported through the Interstate Pipelines and the Intrastate Pipelines and the volume of Hydrocarbons processed in the processing plants of the Loan Parties, each organized by major operating unit, in each case for such calendar month and (ii) within 45 days after and as of the end of each fiscal quarter of Parent, a report certified by Responsible Officer of the Borrower as to the volume of Hydrocarbons transported through the Interstate Pipelines and the Intrastate Pipelines and the volume of Hydrocarbons processed in the processing plants of the Loan Parties, each organized by major operating unit, in each case for such fiscal quarter;”

Section 4.    Conditions Precedent.    This Waiver shall become effective on the date (the “Amendment and Waiver Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.01 of the Credit Agreement):

4.1    The Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of this Waiver from the Administrative Agent, the Collateral Agent, the Required Lenders, Parent and the Borrower.

4.2    The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment and Waiver Effective Date, including (a) to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, (b) all fees required to be paid pursuant to the terms of that certain Fee Letter dated as of December 19, 2012 between the Borrower, Parent, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith and (c) an amount equal to 0.125% of the principal amount of the Commitments of each Lender, as of the Amendment and Waiver Effective Date, that executes this Waiver, which fees shall be paid to the Administrative Agent for the account of each such Lender and shall be fully earned on the Amendment and Waiver Effective Date.

Section 5.    Miscellaneous.

5.1    Confirmation. The provisions of the Loan Documents, as waived and amended hereby, shall remain in full force and effect in accordance with their terms following the effectiveness of this Waiver, without any other waiver, amendment or modification thereof.

5.2    Ratification and Affirmation; Representations and Warranties.    Each of the undersigned does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. Each of the Borrower and Parent hereby (a) acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the waivers contained herein and (b) represents and warrants to the Lenders that: (i) as of the date hereof, after giving effect to the terms of this Waiver, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such specified earlier date and (ii) (A) as of the date hereof, no Default has occurred and is continuing and (B) immediately after giving effect to this Waiver, no Default will have occurred and be continuing.

5.3    Loan Document.    This Waiver and each agreement, instrument, certificate or document executed by the Borrower or any of its officers in connection therewith are "Loan Documents" as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

5.4    Counterparts. This Waiver may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Waiver by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5    NO ORAL AGREEMENT.    THIS WAIVER, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6    GOVERNING LAW. THIS WAIVER (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7    Payment of Fees. All fees payable under this Waiver shall be payable in U.S. dollars in immediately available funds, free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). All of the fees described above in this Waiver shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Credit Agreement or any other Loan Document.

5.8    RELEASE.    IN CONSIDERATION OF, AMONG OTHER THINGS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS’ EXECUTION AND DELIVERY OF THIS WAIVER, THE PARENT AND THE BORROWER, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY FOREVER AGREES AND COVENANTS NOT TO SUE OR PROSECUTE AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS AND “CONTROLLING PERSONS” (WITHIN THE MEANING OF FEDERAL SECURITIES LAWS), AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH AND ALL OF THE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS AND OTHER REPRESENTATIVES OF EACH OF THE FOREGOING IN THEIR RESPECTIVE CAPACITIES AS SUCH

(COLLECTIVELY, THE “RELEASEES” AND EACH A “RELEASEE”) AND HEREBY FOREVER WAIVES, RELEASES AND DISCHARGES, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH RELEASEE FROM ANY AND ALL CLAIMS, ACTIONS, SUITS, DEMANDS, CONTROVERSIES, TRESPASSES, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER, THAT THE PARENT, THE BORROWER, OR ITS RESPECTIVE SUBSIDIARIES, NOW HAS OR HEREAFTER MAY HAVE, OF WHATSOEVER NATURE AND KIND, WHETHER KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER ARISING AT LAW OR IN EQUITY, AGAINST THE RELEASEES, BASED IN WHOLE OR IN PART ON FACTS, WHETHER OR NOT NOW KNOWN, EXISTING ON OR BEFORE THE AMENDMENT AND WAIVER EFFECTIVE DATE, THAT RELATE TO, ARISE OUT OF OR OTHERWISE ARE IN CONNECTION WITH: (I) ANY OR ALL OF THE LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTIONS OR OMISSIONS IN CONNECTION THEREWITH OR (II) ANY ASPECT OF THE DEALINGS OR RELATIONSHIPS BETWEEN OR AMONG THE PARENT, THE BORROWER AND THE OTHER LOAN PARTIES, ON THE ONE HAND, AND ANY OR ALL OF THE RELEASEES, ON THE OTHER HAND, RELATING TO ANY OR ALL OF THE LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY.

[signature pages follow]

IN WI1NESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first written above.

AMERICAN MIDSTREAM, LLC,
as Borrower

By:    /s/ Daniel Campbell
Title: SVP and CFO

AMERICAN MIDSTREAM PARTNERS, LP,
as Parent

By: American Midstream GP, LLC,
a Delaware limited liability company, its sole general partner

By:    /s/ Daniel Campbell
Title: SVP and CFO

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By: /s/ Kevin L. Ahart
Name:    Kevin L. Ahart
Title:    Vice President

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:_ /s/ Adam H Fey     Name: Adam H. Fey
Title: Director

CITIBANK, N.A.,
as a Co-Syndication Agent and a Lender

By: /s/ Todd J. Mogil
Name
Title:    ToddJ. Mogil
Vicc Prcsident

COMERICA BANK,
as a Co-Syndication Agent and a Lender

By: /s/ Ekaterina Evseev
Name: Ekaterina Evseev
Title: Assistant Vice President

COMPASS BANK,
as a Documentation Agent and a Lender

By:    /s/ Dorothy Marchand
Name: Dorothy Marchand
Title: Executive Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Wesley Fontana
Name: Wesley Fontana
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Co-Documentation Agent and a Lender

By: /s/ Justin M Alexander
Name: Justin M.Alexndeer Title Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Andrew Ostrov

Name :    Andrew Ostrov
Title:    Director

RAYMOND JAMES BANK, N.A.,
as a Lender

By: /s/ Scott G. Alexrod
Name: Scott G. Axelrod
Title:    Vice President

[Signature Page to Waiver to Credit Agreement]